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                           OFFER TO PURCHASE FOR CASH
                     5,446,860 UNITS OF BENEFICIAL INTEREST
                                       OF
                BURLINGTON RESOURCES COAL SEAM GAS ROYALTY TRUST
                                       AT
                               $8.25 NET PER UNIT
                                       BY
                           SAN JUAN PARTNERS, L.L.C.

                      THE OFFER AND WITHDRAWAL RIGHTS WILL
           EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY,
                       FEBRUARY 17, 1998, UNLESS EXTENDED
                     (AS EXTENDED, THE "EXPIRATION DATE").

                                                                January 20, 1998

To: Brokers, Dealers, Commercial Banks,
    Trust Companies and Other Nominees:

     We have been appointed by San Juan Partners, L.L.C., a Texas limited liability company (the "Purchaser"), to act as Dealer Manager in connection with the Purchaser's offer to purchase 5,446,860 Units of Beneficial Interest (the "Units") of Burlington Resources Coal Seam Gas Royalty Trust, a Delaware Business Trust (the "Trust"), at $8.25 per Unit, net to the seller in cash, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated January 20, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any supplements or amendments thereto, collectively constitute the "Offer").

     THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THERE BEING VALIDLY TENDERED, AND NOT PROPERLY WITHDRAWN PRIOR TO THE EXPIRATION DATE 5,446,860 UNITS, OR SUCH GREATER OR LESSER NUMBER OF UNITS THAT, TOGETHER WITH THE UNITS OWNED BY THE PURCHASER, WOULD CONSTITUTE 67% OF THE OUTSTANDING UNITS AS OF THE DATE THE UNITS ARE ACCEPTED FOR PAYMENT BY THE PURCHASER. SEE "INTRODUCTION," "THE TENDER OFFER -- 1. TERMS OF OFFER" AND "THE TENDER OFFER -- 14. CERTAIN CONDITIONS OF THE OFFER" OF THE OFFER TO PURCHASE. THE OFFER IS ALSO SUBJECT TO THE OTHER TERMS AND CONDITIONS THAT ARE CONTAINED IN "THE TENDER OFFER -- 14. CERTAIN CONDITIONS OF THE OFFER" OF THE OFFER TO PURCHASE.

     Please furnish copies of the enclosed materials to those of your clients for whom you hold Units registered in your name or in the name of your nominee. Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

          1. Offer to Purchase, dated January 20, 1998;

          2. Letter of Transmittal to tender Units for your use and for the information of your clients. Facsimile copies of the Letter of Transmittal may be used to tender Units;

          3. A printed form of letter that may be sent to your clients for whose account you hold Units in your name or in the name of a nominee, including an instruction form for obtaining such client's instructions with regard to the Offer;

          4. Notice of Guaranteed Delivery for Units to be used to accept the Offer if certificates for Units are not immediately available or if such certificates and all other required documents cannot be delivered to the Depositary on or prior to the Expiration Date or if the procedure for book-entry transfer cannot be completed on a timely basis on or prior to the Expiration Date;
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          5. Guidelines of the Internal Revenue Service for Certification of
     Taxpayer Identification Number on Substitute Form W-9; and

          6. Return envelope addressed to the Depositary.

     YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, FEBRUARY 17, 1998, UNLESS EXTENDED.

     Subject to the applicable rules of the Securities and Exchange Commission (the "Commission"), the Purchaser expressly reserves the right, in its sole discretion, at any time or from time to time and regardless of whether or not any of the events set forth in "THE TENDER OFFER -- 14. Certain Conditions of the Offer" of the Offer to Purchase shall have occurred or shall have been determined by the Purchaser to have occurred, (i) to extend the period of time during which the Offer is open and thereby delay acceptance for payment of, and the payment for, all Units validly tendered by giving oral or written notice of such extension to the Depositary and (ii) to amend the Offer in any respect, by giving oral or written notice of such extension or amendment to the Depositary. These rights reserved by the Purchaser are in addition to the Purchaser's rights to terminate the Offer pursuant to "THE TENDER OFFER -- 14. Certain Conditions of the Offer" of the Offer to Purchase. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE FOR TENDERED UNITS, WHETHER OR NOT THE PURCHASER EXERCISES ITS RIGHTS TO EXTEND THE OFFER.

     Subject to the applicable rules of the Commission, if the Minimum Condition (as defined in the Offer to Purchase) is not satisfied, or if any or all of the other events set forth in "THE TENDER OFFER -- 14. Certain Conditions of the Offer" of the Offer to Purchase shall have occurred prior to the Expiration Date, the Purchaser reserves the right (but shall not be obligated) in its sole discretion to (i) decline to purchase any of the Units tendered in the Offer, terminate the Offer and return all tendered Units to the tendering Unit holders,
(ii) waive or reduce the Minimum Condition, or waive or amend any or all other conditions to the Offer to the extent permitted by applicable law and, subject to complying with applicable rules and regulations of the Commission, purchase all Units validly tendered, (iii) extend the Offer and, subject to the right of the Unit holders to withdraw Units until the Expiration Date, retain the Units that have been tendered during the period or periods for which the Offer is extended or (iv) amend the Offer.

     In order to take advantage of the Offer, (i) a duly executed and properly completed Letter of Transmittal (or facsimile thereof) and any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry delivery of Units, and any other required documents should be sent to the Depositary, and (ii) either certificates for Units should be delivered to the Depositary, or such Units should be tendered by book-entry transfer into the Depositary's account maintained at the Book-Entry Transfer Facility (as described in the Offer to Purchase), all in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.

     If holders of Units wish to tender, but it is impracticable for them to forward their certificates for Units or other required documents on or prior to the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures specified in "THE TENDER OFFER -- 2. Procedures for Tendering Units" of the Offer to Purchase.

     The Purchaser will not pay any fees or commissions to any broker, dealer or any other person for soliciting tenders of Units pursuant to the Offer (other than to the Dealer Manager and to the Information Agent). The Purchaser will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your customers. The Purchaser will pay or cause to be paid any stock transfer taxes payable on the transfer of Units to it, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     Each Unit holder should make his own determination as to whether to tender Units pursuant to the Offer. Holders of Units should read the Offer to Purchase carefully before making any decision with regard to the Offer.

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     Questions and requests for additional copies of the enclosed material may be directed to the Information Agent or to the Dealer Manager at their respective addresses and telephone numbers set forth on the back cover of the enclosed Offer to Purchase.

                                            Very truly yours,

                                            JEFFERIES & COMPANY, INC.

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU OR ANY OTHER PERSON THE AGENT OF THE PURCHASER, THE DEPOSITARY, THE INFORMATION AGENT, THE DEALER MANAGER OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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